SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2004

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-26933	04-3398462
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

1050 WINTER STREET
WALTHAM, MASSACHUSETTS	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 434-6000

ITEM 5. Other Events.

On May 11, 2004, the Board of Directors of Lionbridge Technologies, Inc. (the “Company”) amended the Company’s 1998 Stock Plan to expressly prohibit the repricing of Stock Rights (as defined under the Plan) issued thereunder without stockholder approval. In addition, with respect to the Equity Compensation Plan Information contained on page 19 of the Company’s Proxy Statement dated April 8, 2004, the Company clarifies that as of December 31, 2003, 9,403,553 stock options and rights had been issued under its 1998 Stock Plan and that 5,933,497 stock options and rights were outstanding as of such date.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99 – 1998 Stock Plan, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.

(Registrant)

/s/ Stephen J. Lifshatz
Stephen J. Lifshatz
Senior Vice President and Chief Financial Officer

May 11, 2004

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